Exhibit 10.8

RULES OF

REDCLOUD TECHNOLOGIES LIMITED

ENTERPRISE MANAGEMENT INCENTIVE PLAN

ADOPTED ON: _________________________________ 2021

UPDATED ON: _________________________________ 2024

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1.	INTERPRETATION AND CONSTRUCTION

1.1.	In these Rules the words and expressions shown below shall have the meanings set out next to them:

“51% Subsidiary” has the meaning given to that expression in section 989 of ITA;

“Approved Company Share Option” means an option granted by any Group Company to acquire shares under a scheme approved under Schedule 4 to ITEPA;

“Articles of Association” means the Articles of Association of the Company in force from time to time;

“Asset Sale” means the sale of all or substantially all of the business and/or assets of the Group;

“Board” means the Board of Directors of the Company or any committee appointed by it for the purposes of administering this Plan;

“Change of Control” means when any person who is not a Connected Person obtains Control of the Company or he or others acting in concert with him (as defined by the City Code on Takeovers and Mergers) have together obtained Control of the Company;

“Company” means RedCloud Technologies Limited (registered in England and Wales with number 08872820);

“Connected” has the meaning given to the term “connected” in section 993 of the Income Tax Act 2007;

“Connected Person” means any shareholder of the Company on the Date of Grant or a person Connected with the Company;

“Control” means the holding of 100% of the ordinary share capital of the Company;

“Date of Grant” means in respect of an Option, the date on which the Option Agreement is entered into by both the Grantor and the Eligible Employee;

“Disqualifying Event” has the meaning given to that expression in section 533 ITEPA;

“Eligible Employee” shall have the meaning set out in Part 4 of Schedule 5;

“Exercise Price” means the price payable to acquire Option Shares upon the exercise of an Option as stated in the Option Agreement;

“Good Leaver” means an Optionholder who ceases to be an employee of a Group Company by reason of injury, disability, redundancy (within the meaning of the Employment Rights Act 1996), retirement on reaching the age at which he is bound to retire in accordance with his contract of employment, or because his employing company or business is transferred out of the Group, or for any other reason determined by the Board in its absolute discretion;

“Grantor” means a person who has granted an Option pursuant to the Plan being the Company or any other person, including the trustee of an employee share ownership trust;

“Group” means the Company and its 51% Subsidiaries, if any, and “Group Company” means any such company;

“ITA” means the Income Tax Act 2007;

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“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“Listing” means the first date on which any part of the Company’s share capital is admitted to trading on a Recognised Stock Exchange, or traded on the Alternative Investment Market of the London Stock Exchange plc;

“Option” means a right to acquire Shares under this Plan;

“Optionholder” means a person to whom an Option has been granted;

“Option Agreement” means an Option Agreement which complies with Rule 3.4;

“Option Shares” means, in relation to any Option, the Shares which are subject to it;

“Optionholder Tax Charge” means all forms of taxation, including employee’s national insurance contributions, income tax and any other imposts of whatever nature, whenever created or arising and whether of the United Kingdom or any other jurisdiction together with any other amount whatsoever, without limitation, payable by the Optionholder or in respect of which the Optionholder has a duty to account as a result of any laws of any jurisdiction relating to taxation;

“Notice of Exercise” means the written notice given to the Company (acting as agent for the Grantor where appropriate) to exercise the Option being in a form specified by the Board from time to time;

“Plan” means the RedCloud Technologies Limited Enterprise Management Incentive Plan as constituted by the Rules or as from time to time validly amended;

“Qualifying Option” means an Option which satisfies the requirements of paragraph 1 of Schedule 5;

“Recognised Stock Exchange” means any stock exchange which is a recognised stock exchange pursuant to section 1005(1) of ITA;

“Rules” means the Rules of this Plan as set out in this document or as may be validly amended from time to time in accordance with its terms as may then apply;

“Schedule 5” means Schedule 5 to ITEPA;

“Secondary Sale” means a sale of Shares to one or more Third Party Purchasers by one or more shareholders in the Company, where such sale does not constitute a Change of Control;

“Shares” means ordinary shares in the capital of the Company;

“Tax Charge” means all forms of taxation, including employer’s national insurance contributions, income tax and any other imposts of whatever nature, whenever created or arising and whether of the United Kingdom or any other jurisdiction together with any other amount whatsoever, without limitation, payable by any Group Company or in respect of which any Group Company has a duty to account as a result of any laws of any jurisdiction relating to taxation;

“Third Party Purchaser” means a bona fide third party purchaser (in relation to the transferor, and for the avoidance of doubt, who may or may not already be a shareholder of the Company) who is not Connected with the relevant transferor shareholder (save to the extent they are Connected by reason of holding shares in the capital of the Company) (in the case of a transfer of shares to a shareholder) in respect of a transfer of shares in the capital of the Company;

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“Vest” means Option ceasing to be subject to certain risks of forfeiture, and “Vested” and “Vesting” shall be construed accordingly;

“Vesting Schedule” means the schedule in accordance with which Vesting occurs in relation to an Option, as set out in the Option Agreement;

“Withholding Liability” means the liability of the Company or any Group Company to account for any Tax Charge in relation to an Option howsoever arising, but including on its grant or exercise.

1.2.	For the purposes of interpretation of this Plan unless the context otherwise requires:

1.2.1	any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted;

1.2.2	no account shall be taken of the heading to any Rule which only appears for ease of reference; and

1.2.3	words denoting the masculine gender shall include the feminine; and

1.2.4	words denoting the singular shall include the plural and vice versa.

2.	QUALIFYING OPTIONS

2.1.	Any Option granted under this Plan shall be intended to be a Qualifying Option unless otherwise designated by the Grantor prior to the Date of Grant. However, if an Option which is not or ceases to be a Qualifying Option at any time for any reason (including any act or omission by the Board, the Company or any Group Company) such Option shall continue for all purposes as if it had not been granted as a Qualifying Option.

2.2.	A Qualifying Option may only be granted for commercial reasons in order to recruit or retain an Eligible Employee and not as part of a scheme or arrangement the main purpose, or one of the main purposes of which, is the avoidance of tax.

3.	GRANT OF OPTIONS

3.1.	Subject to this Rule 3, the Board or any other Grantor (with the prior consent of the Board) may from time to time, as it in its absolute discretion may decide, grant to any Eligible Employee an Option. No Option may be granted on or after the tenth anniversary of the date the Plan is adopted.

3.2.	The Exercise Price in relation to any Option shall be determined by the Grantor (with the prior consent of the Board) before the Option is granted, provided that, in the case of an Option to acquire Shares only by subscription, the Exercise Price shall not be less than the nominal value of the Option Shares at the Date of Grant.

3.3.	The Board, or any other Grantor (with the prior consent of the Board), may grant an Option upon the terms set out in the Plan and upon such additional objective terms as the Grantor may specify in the Option Agreement provided that the Option shall be capable of exercise within 10 years of the Date of Grant. If the terms of the Option Agreement and Plan conflict, the Option Agreement shall prevail.

3.4.	Any Option shall be granted in the form of a written Option Agreement between the Grantor and the Optionholder which agreement shall incorporate the terms of this Plan and shall specify:

3.4.1.	the Date of Grant;

3.4.2.	the identity of the Grantor;

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3.4.3.	the number, or maximum number of Option Shares;

3.4.4.	the Exercise Price;

3.4.5.	any conditions, such as vesting or performance conditions, affecting the terms or extent of the Optionholder’s entitlement;

3.4.6.	any Vesting Schedule applicable to the Option;

3.4.7.	when and how the Option may be exercised; and

3.4.8.	that it is or is not granted under the provisions of Schedule 5.

3.5.	The Board or any other Grantor (with the prior consent of the Board) may require as a condition precedent to the grant of any Option that the prospective Optionholder shall grant a power of attorney within 30 days of the Date of Grant empowering the attorney to exercise the Option on behalf of the Optionholder and to sell the Option Shares on terms set out in the power of attorney which are acceptable to the Board. The Option shall lapse 30 days following the Date of Grant if the Optionholder is required to execute a power of attorney and has not done so and delivered the same to the Company unless the Board or any other Grantor (with the prior consent of the Board) waives the requirement to execute a power of attorney within the 30 day period. The Option shall lapse immediately if the Optionholder revokes or purports to revoke or alters or purports to alter the power of attorney without the prior agreement in writing of the Board.

3.6.	It is a condition for exercising the Options that the Option Holder will, if requested to do so, join with the Option Holder’s employer in making an election under section 431(1) of ITEPA in relation to Shares acquired upon the exercise of any of the Options.

3.7.	On the grant of a Qualifying Option, the relevant Group Company shall submit to HM Revenue & Customs the required notification of grant within such time period as HM Revenue & Customs or statute may allow, permit or require, and the notification shall:

3.7.1.	be in such form and using such method as required by HM Revenue & Customs from time to time; and

3.7.2.	contain such declarations and other information as may be required by HM Revenue & Customs from time to time.

4.	LIMITS

4.1.	No further Qualifying Option will be granted to any individual if following such grant the total market value of the Shares which the Optionholder may acquire on the exercise of all unexercised Qualifying Options and Approved Company Share Options (in each case granted to him by reason of his employment by any one or more Group Companies) held by him would exceed the amount which is equal to the figure specified in paragraph 5(1)(a) of Schedule 5 from time to time after the amount of £1 has been subtracted from it.

4.2.	No further Qualifying Option will be granted to any individual if following such grant the total value of Option Shares subject to unexercised Qualifying Options exceeds £3 million or such other limit as may be specified in Schedule 5.

4.3.	For the purposes of Rule 4, market value and total value shall be determined in accordance with paragraphs 5(6) to 5(8) and 7(6) of Schedule 5.

4.4.	If an Option is granted as a Qualifying Option and part of the Option Shares exceed the limit in Rule 4.1, it shall be treated as two Options, one shall be treated as a Qualifying Option in respect of such number of Option Shares as is within the limit and the other as a non-qualifying option in respect of the balance of the Option Shares.

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5.	NATURE OF PARTICIPATION

5.1.	An Option shall not form part of any Eligible Employee’s or Optionholder’s entitlement to remuneration or benefits pursuant to his contract of employment with any Group Company. Moreover, the existence of a contract of employment between any person and any present or past Group Company shall not give such person any right to have an Option granted to him in respect of any number of Shares either subject to any condition or at all.

5.2.	Except as otherwise provided for in this Rule 5, the rights and obligations of any Eligible Employee or an Optionholder under the terms of his office or employment with the Company or any other present or past Group Company shall not be affected by his participation in this Plan. In particular, no benefits under this Plan shall be pensionable.

5.3.	An Optionholder shall have no rights to seek equitable relief or to receive compensation or damages for any loss or potential loss which the Optionholder may suffer in connection with any Option or any rights or entitlements under the Plan which loss or potential loss arises in consequence of the loss or termination of his office or employment with any Group Company for any reason whatsoever and however that termination may be occasioned (including, without limitation, wrongful, unfair or otherwise unlawful termination).

6.	NON-TRANSFERABILITY OF OPTIONS

6.1.	An Option shall immediately lapse and cease to be exercisable if the Optionholder transfers, or assigns (other than to the Optionholder’s legal personal representatives following the Optionholder’s death), mortgages, charges or otherwise disposes of the Option, deals with it, or purports or attempts to do any one or more such thing.

7.	EXERCISE EVENTS

7.1.	Subject to the remainder of this Rule 7 and Rules 8 (Exercise of Options), 11 (Withholding Obligations) and 13 (Replacement Options), an Option may be exercised:

7.1.1.	at any time after a Listing;

7.1.2.	for a period of 30 days following a Change of Control;

7.1.3.	after the Board serves notice on the Optionholder that a Change of Control or an Asset Sale is likely to occur or that the Company proposes to pass a resolution for voluntary winding up, but such exercise shall only take effect immediately prior to and conditional upon the Change of Control or the Asset Sale occurring or the passing of the resolution for voluntary winding up;

7.1.4.	during the period commencing immediately following the sanctioning of a compromise or arrangement by the court between the Company and its members under Part 26 of the Companies Act 2006 (power of company to compromise with creditors and members) and ending on the date it becomes effective;

7.1.5.	for a period of 30 days following an Asset Sale;

7.1.6.	on the day immediately prior to the tenth anniversary of the Date of Grant.

7.2.	If any Optionholder ceases to be a director or employee of a Group Company the following provisions apply in relation to his Option:

7.2.1.	if the Optionholder so ceases in circumstances where he is a Good Leaver, and his Option is subject to a Vesting Schedule, his Option shall continue to exist to the extent it has Vested as at the date of cessation of employment (or to such greater extent as the Board may determine) and the Option may then be exercised in accordance with Rule 7.1 (subject always to Rule 9.1.6), provided that the Board may permit his Option to be exercised to the extent it has Vested as at the date of cessation of employment (or to such greater extent as the Board may determine) within the period of 90 days following such cessation, in which case the Option shall then continue to exist to the extent if any to which the Optionholder does not exercise the Option within such period;

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7.2.2.	if the Optionholder dies, and his Option is subject to a Vesting Schedule, his Option shall continue to exist to the extent is has Vested as at the date of cessation of employment and may then be exercised by his personal representatives in accordance with Rule 7.1 (subject always to Rule 9.1.6); and

7.2.3.	if the Optionholder so ceases for any reason other than those specified in Rules 7.2.1 and 7.2.2, the Board may exercise its discretion either (a) to permit his Option to be exercised to such extent as the Board may determine within the period of 90days following such cessation, or (b) to permit the Option to continue to exist to such extent as the Board may determine so that the Option may then be exercised in accordance with Rule 7.1 (subject always to Rule 9.1.6).

7.3.	For the purposes of Rule 7.2 and 9.1 an Optionholder:

7.3.1.	shall not be treated as ceasing to be a director or employee of a Group Company until such time as he is no longer a director or employee of any Group Company; and

7.3.2.	shall be treated as ceasing to be a director or employee of a Group Company if his employing company ceases to be a member of the Group.

7.4.	In relation to an Option which but for a condition imposed by the Grantor would be exercisable by virtue of an event mentioned in Rule 7.1 or otherwise under 7.2, the Grantor with the prior consent of the Board may, at its discretion, acting fairly and reasonably:

7.4.1	treat the relevant condition as satisfied if at the time of the event the Grantor cannot determine whether it is in fact satisfied;

7.4.2	or permit an Option to be exercised in respect of all, or as many of, the Option Shares as the Grantor shall at its discretion determine notwithstanding that the condition has not been satisfied.

7.5.	The Board may at its discretion extend the periods specified in Rules 7.1.2 to 7.1.5 during which Options may be exercised.

7.6.	The Board may at its discretion determine that, on the occurrence of any other event that the Board considers has the character of an exit event, Options may vest and/or be exercised in whole or in part earlier than (but not later than) otherwise provided in the Rules. [NOTE – BEFORE EXERCISING THIS DISCRETION, OR ANY OTHER DISCRETION UNDER THESE PLAN RULES OR INDIVIDUAL OPTION AGREEMENTS, PLEASE SEEK TAX ADVICE.]

7.7.	Secondary Sale

7.7.1.	An Option shall be exercisable prior to and conditional on a Secondary Sale but only in respect of such number of Shares which a Third Party Purchaser has agreed to purchase from the Optionholder (excluding any number held prior to the exercise of the Option) and which shall not exceed the number of Shares subject to the Vested part of the Option unless the Board determines, in accordance with the remainder of this Rule 7.7.

7.7.2.	Where an offer for a Secondary Sale is made in which the Optionholder is expected to participate, the Board shall give prior written notice to the Optionholder as soon as practicable of the fact that a Secondary Sale is occurring or is expected to occur (the “Notification”) and of the Optionholder’s right to exercise prior to, and conditional on, the Secondary Sale, and the extent to which the Option can be so exercised. To the extent any part of the Option is not exercised under this Rule 7.7, it shall not lapse by reason only of not being so exercised.

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7.7.3.	If the Option is to be exercised under this Rule 7.7, the Optionholder shall, unless the Board determines otherwise, as a condition of exercise offer to sell all (or such lesser number as the Board may permit) of the Shares acquired on such exercise to one or more of the Third Party Purchasers as part of such Secondary Sale. For the avoidance of doubt, nothing in this Rule 7.7 or otherwise shall constitute a guarantee, undertaking, commitment, agreement, or warranty by the Company or Board that any such offer will be accepted by such Third Party Purchaser, nor does anything in this Rule 7.7 or otherwise constitute a guarantee, undertaking, commitment, agreement, or warranty as to the terms on which any such offer may be accepted by any Third Party Purchaser.

8.	EXERCISE OF OPTIONS AND THE ISSUE OR TRANSFER OF SHARES

8.1.	An Option may only be exercised only once and only to the extent that:

8.1.1.	it remains exercisable or has not otherwise lapsed or ceased to be exercisable under any of the provisions of these Rules or the Option Agreement, and

8.1.2.	subject to Rule 7.4, any objective conditions imposed upon the Option under Rule 3.3 have been satisfied.

8.2.	An Option shall be exercised only by the Optionholder or his personal representatives or his attorney serving a Notice of Exercise upon the Company (acting as agent for the Grantor where appropriate) accompanied by:

8.2.1.	payment of the Exercise Price, or evidence satisfactory to the Company that the Optionholder has made arrangements for the payment of the Exercise Price, and

8.2.2.	any documentation required by the Company pursuant to Rule 8.5, and

8.2.3.	any documentation, assurances or information required by the Company pursuant to Rule 11.

If the Company is not the Grantor it shall hold the exercise monies as agent for the Grantor.

8.3.	As soon as is reasonably practicable and in any event within 30 days after a valid exercise of an Option the Grantor will do all things necessary to issue and allot or, if appropriate, procure the transfer to the Optionholder of the Shares in respect of which the Option is then exercised, subject always to the Optionholder first doing all things as may be required of him by the Grantor to effect the same.

8.4.	The allotment and issue or transfer of any Shares under this Plan shall be made pursuant to the Articles of Association and to any necessary consents of any government or any other authorities (whether in the United Kingdom or overseas) under any applicable enactments or regulations from time to time in force and the Optionholder shall do all such things as may be necessary to obtain or obviate the necessity for any such consent.

8.5.	Any Shares allotted and issued under this Plan at a time when the Shares are not listed on a Recognised Stock Exchange shall be subject to the same restrictions as apply to all other Shares then in issue, including (without limitation) any provisions relating to transfer set out in the Articles of Association. The Company may require, as a condition of the exercise of an Option, that the Optionholder enters into such documentation as it considers necessary to ensure the Optionholder’s express consent to any such restrictions.

8.6.	If any Shares are allotted and issued under this Plan at a time when the Shares are listed on a Recognised Stock Exchange, the Company shall make an application to the relevant Recognised Stock Exchange for such shares to be admitted to listing.

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8.7.	If the Board reasonably considers that the exercise of an Option would be in breach of any applicable laws, codes or regulations relating to the acquisition of securities, the Board may postpone the exercise of such Option until such time as the Board is satisfied that such exercise would not be in breach of any applicable laws, codes or regulations relating to the acquisition of securities.

9.	LAPSE OF OPTIONS

9.1.	Subject to Rules 3.5, 6 and 13, an Option shall lapse and cease to be exercisable on the earliest to occur of:

9.1.1.	the expiry of any period specified for exercise in Rule 7.1.2 to 7.1.6 (or as extended pursuant to Rule 7.5);

9.1.2.	immediately following a Change of Control or on the passing of a resolution for the voluntary winding up of the Company if the Board has served a notice pursuant to Rule 7.1.3, subject always to Rule 7.5;

9.1.3.	90 days following the date the Optionholder ceases to be a director or employee of a Group Company to the extent that (i) the Option has not then Vested and (ii) the Board does not exercise its discretion under Rule 7.2.1 to permit the Option to be exercised or to continue to exist;

9.1.4.	90 days following the date the Optionholder ceases to be a director or employee of a Group Company in circumstances where Rule 7.2.3 applies to the extent that the Board does not exercise its discretion under Rule 7.2.3 to permit the Option to be exercised or to continue to exist;

9.1.5.	the Optionholder being adjudicated bankrupt or a bankruptcy order being made against the Optionholder (or the equivalent in the relevant jurisdiction where the Optionholder is resident), or the Optionholder making a composition with his creditors or doing any other similar thing in any part of the world.

9.1.6.	one year after the Optionholder’s death’ and

9.1.7.	the tenth anniversary of the Date of Grant;

9.2.	For the purpose of Rule 9.1:

9.2.1.	the interpretation in Rule 7.3 shall apply, and

9.2.2.	the transfer of an Optionholder’s employment from one Group Company to another Group Company shall not of itself cause the Option to lapse (whether or not such transfer involves a temporary cessation of employment with any Group Company) nor shall it lapse while the Optionholder holds an offer of employment from any Group Company.

10.	VARIATION OF CAPITAL

10.1.	In the event of a demerger involving the Company or any increase or variation of the share capital of the Company or if the Company pays a special dividend, the Board (or any other Grantor with the consent of the Board) may make such adjustments as it considers appropriate under Rule 10.2.

10.2.	An adjustment made under this Rule shall be to one or more of the following:

10.2.1.	the number of Option Shares;

10.2.2.	the Exercise Price;

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10.2.3.	where any such Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the Exercise Price at which they may be acquired.

10.3.	An adjustment under Rule 10.2 may have the effect of reducing the price at which Shares may be subscribed for on the exercise of an Option to less than their nominal value, but only if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the Shares may be subscribed for and to apply that sum in paying up such amount on the Shares, and that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

10.4.	As soon as reasonably practicable after making any adjustment the Grantor or the Board on its behalf shall give notice in writing thereof to any Optionholder affected by it.

11.	WITHHOLDING OBLIGATIONS

11.1.	No Option shall be exercisable and no obligation shall arise upon any Grantor to grant an Option or procure the issue or transfer of Shares or transfer Shares to and/or do any other thing in relation to an Eligible Employee or Optionholder under or in connection with this Plan (together “Grantor Action”) unless and until the Grantor is satisfied in its absolute discretion that such Eligible Employee or Optionholder:

11.1.1.	has made payment, or has made arrangements satisfactory to the Company for the payment to it and/or to any Group Company, of such sum as is sufficient to settle any Withholding Liability in any jurisdiction which arises as a result of such Grantor Action or the exercise of an Option; or

11.1.2.	has entered into an agreement with it and/or any such Group Company (in a form satisfactory to the Grantor) to ensure that such a payment is made.

11.2	Any Optionholder Tax Charge in relation to an Option, howsoever arising, but including on its grant or exercise, shall be exclusively the liability or responsibility of the Optionholder and not of the Company or any Group Company.

12.	ALTERATIONS

12.1.	Subject to Rules 12.2 and 12.3, the Board may at any time resolve in writing to alter or add to all or any of the provisions of the Plan and/or the terms upon which any Option has been granted under it in any respect. The amendment shall take effect from the date of such resolution.

12.2.	Except in respect of any amendment of a minor nature to benefit the administration of the Plan or to take account of any change in legislation or to obtain favourable taxation, exchange control or regulatory treatment for the Company, any Group Company, any Grantor, Optionholder or Eligible Employee, and as may otherwise be provided pursuant to Rule 12.3, no alteration or addition to the terms upon which any Option has been granted shall be made if it is disadvantageous to any Optionholder without the consent of the majority in number of Optionholders affected by such alteration or addition, or otherwise without the prior approval of the Company in general meeting.

12.3.	The Board may amend or substitute any additional term or condition imposed pursuant to Rule 3.3, or amended or substituted under this Rule, at any time before an Option is exercised but only if the circumstances have so changed since the Date of Grant that the Board, in its absolute discretion acting reasonably, considers that it would be just and reasonable to do so and that the amended or substituted term would be no more difficult to satisfy than the term to be amended when it first applied to the Option, and if such amended or substituted term is a measure of performance, that the amended term would be a fairer measure of performance.

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12.4.	As soon as reasonably practicable after making any alteration, addition or amendment under this Rule, the Board shall give notice in writing to any affected Optionholder.

13.	GRANT OF REPLACEMENT OPTIONS

13.1.	If the Optionholder is offered a new option in exchange for his Option in circumstances which satisfy paragraph 40 of Schedule 5, his Option shall not be exercised pursuant to Rule 7 and shall lapse at the end of the period during which the new option is offered, unless the Company gives notice in writing to the Optionholder that his Option may be exercised in accordance with the provisions of Rule 7.

14.	MISCELLANEOUS

14.1.	Any notice or other communication under or in connection with the Plan may be given by e-mail, personal delivery or by sending the same by first class post. Notices or communications sent to the Company by post should be sent to its registered office. Notices or communications sent to an individual by e-mail should be sent to the e-mail address used by the individual in his capacity as an Eligible Employee or such other e-mail address as the Company may reasonably believe may be used to contact the individual. Notices or communications sent to an individual by post should be sent to his last known address, or, where he is a director or employee of a Group Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. Where a notice or other communication is given by e-mail, it shall be deemed to have been received at the time of transmission. Where a notice or other communication is given by first class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

14.2.	This Plan and the rights and obligations of any individual thereunder shall be governed by and construed in accordance with the laws of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with the operation of the Plan or under any Option Agreement or arising out of or in connection with the subject matter or formation of the Plan or any Option Agreement.

14.3.	Shares issued upon the exercise of an Option shall rank equally in all respects with the Shares of that class for the time being in issue save as regards any rights attaching to Shares by reference to a record date prior to the date of issue and such shares are to be allotted ‘ex-div’ rather than ‘cum-div’ unless the Board in its absolute discretion shall direct otherwise.

14.4.	Optionholders shall not be entitled to receive copies of any accounts, circulars or notices sent to holders of Shares and shall have no right to attend general meetings of the Company.

14.5.	The Board may from time to time make and vary rules and regulations and establish procedures for the administration of the Plan. In the event of a dispute or a disagreement about the interpretation of the Plan, or if a question related to the Plan arises, the decision of the Board shall be final and binding on all persons.

14.6.	Under the Contracts (Rights of Third Parties) Act 1999 any Group Company may enforce any term of this Plan or any Option Agreement.

14.7.	The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

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